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EXHIBIT 10.19

ICG COMMUNICATIONS, INC.

YEAR 2003 STOCK OPTION PLAN

SECTION 1

GENERAL TERMS

1.1    Purpose.    The ICG Communications, Inc. Year 2003 Stock Option Plan has been established by ICG Communications, Inc. to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long range individual and corporate performance goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long term shareholder return.

1.2    Participation.    Subject to the terms and conditions of the Plan, the Committee will determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Options under the Plan, and thereby become Participants in the Plan. In the discretion of the Committee, a Participant may be granted any type of Option permitted under the provisions of the Plan, and more than one Option may be granted to a Participant.

1.3    Operation, Administration, and Definitions.    The operation and administration of the Plan, including the Options granted under the Plan, will be subject to the provisions of Section 3 (relating to operation and administration). Capitalized terms in the Plan will be defined as set forth in Section 7.

SECTION 2

OPTIONS

2.1    Grants of Options.    Options granted under this Section 2 may be either Incentive Stock Options ("ISOs") or Non-Qualified Stock Options ("NSOs"), as determined in the discretion of the Committee

2.2    Exercise Price.    The Exercise Price of each Option granted under this Section 2 will be established by the Committee or will be determined by a method established by the Committee at the time the Option is granted; provided, however, that the exercise price for any Option which is intended to be an ISO must equal at least the Fair Market Value of the Stock on the date of grant.

2.3    Vesting.    An Option will become vested in accordance with the vesting schedule and other terms and conditions set forth in the Option Agreement. If no vesting schedule is provided in the Option Agreement, the Option will become 33.3% vested on the first anniversary of the Grant Date, and vested as to an additional 33.3% on the second anniversary of the Grant Date and an additional 33.4% on the third anniversary of the Grant Date, provided that the Participant is employed by the Company or a Subsidiary on each such vesting date.

2.4    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 2 will be subject to the following:

          (a)   Subject to the provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option will be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.4(c), payment may be made as soon as practicable after the exercise).

          (b)   The Exercise Price will be payable by cashier's or certified check or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

          (c)   The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

          (d)   The Committee may permit a Participant to elect to have withheld from the shares of Stock to be issued to the Participant upon the exercise of the Option, that number of shares of Stock having a fair market value on the date of exercise equal to the Exercise Price required for the exercise of the Option.

2.5    Settlement of Option.    Shares of Stock delivered pursuant to the exercise of an Option will be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Option Agreement. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Committee determines to be desirable.

2.6    Terms Applicable to NSOs.    Except as otherwise expressly provided in the Option Agreement or as agreed to by the Committee, the following terms will apply to NSOs:

          (a)   The Exercise Price for each share of Stock covered by a NSO may be at any price; including a price that is less than, equal to, or greater than the Fair Market Value of the Stock on the date of grant.

          (b)   A NSO may not be exercisable more than ten years from the Grant Date of the NSO.

2.7    Terms Applicable to ISOs.    Notwithstanding any other provision of the Plan, this Section 2.7 will apply to Options intended to be treated as ISOs. Any Option granted which is intended to be treated as an ISO which does not satisfy the requirements applicable to ISOs under Code Section 422 will be treated as a NSO to the extent such Option does not satisfy the ISO requirements.

          (a)   The aggregate Fair Market Value of the shares of Stock for which an ISO is exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, will not exceed $100,000. For this purpose, the Fair Market Value of the Stock will be determined as of the Grant Date of the Option. In the event that the Code, or the regulations or other authority issued under the Code, are amended to provide for a different limit on the Fair Market Value of shares of Stock to be subject to an ISO, such different limit automatically will be incorporated herein and will apply to any ISOs granted after the effective date of such amendment.

          (b)   The Exercise Price for each share of Stock covered by an ISO granted to an Eligible Person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a "10% Shareholder") must be at least 110% of the Fair Market Value of the Stock subject to the ISO on the Grant Date of the Option.

          (c)   The ISO may not be exercisable more than ten years from the Grant Date of the ISO; provided, however, that the exercise period of an ISO granted to a 10% Shareholder must expire not more than five years from the Grant Date of such ISO.

          (d)   ISOs may not be granted to Eligible Employees who are not employees of the Company or any Subsidiary.

2.8    Exercise of Options.    Vested Options (whether ISOs or NSOs) may be exercised at any time during the Participant's employment. Except as otherwise provided in any Option Agreement, or as otherwise determined by the Committee, the following provisions will occur with respect to the exercise of an Option:

          (a)   Termination Because of Death or Disability: If the Participant dies or becomes Disabled during the Exercise Period while still employed, the Option may be exercised by those entitled to do so (who will be, in the event of the Participant's death, the Participant's beneficiary under

  Section 3.16) within eighteen (18) months following the Participant's death or Disability (provided that such exercise must occur within the Exercise Period), but not thereafter.

          (b)   Other Termination: If the employment of the Participant is terminated (which for this purpose means that the Participant is no longer employed by the Company or any Subsidiary) within the Exercise Period for any reason other than for Cause or the Participant's death or Disability, the Option may be exercised by the Participant within eighteen (18) months following the date of such termination (provided that such exercise must occur within the Exercise Period), but not thereafter.

          (c)   Only Vested Options May be Exercised: In any case, an Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of the Participant's termination, death or Disability.

          (d)   Forfeiture for Terminations for Cause: In the event the Participant's employment with the Company or a Subsidiary is terminated for Cause, any Option then held by such Participant (whether or not vested) will be cancelled and will become void and the Participant will have no further interest in such Option.

          (e)   Limited Exercise Periods for ISO Treatment: Notwithstanding the above, in order to retain ISO treatment for any Option, the Option must be exercised within the time periods set forth in this Section 2.8(e). Any Option granted which is intended to be treated as an ISO which does not satisfy the requirements applicable to ISOs under Code Section 422 will be treated as a NSO to the extent such Option does not satisfy the ISO requirements.

              (i)  Exercise of ISO Upon Death or Disability: To retain ISO treatment, if the Participant dies or becomes Disabled during the Exercise Period while still employed, or within the 90-day period referred to in the following paragraph, the ISO must be exercised by those entitled to do so (who will be, in the event of the Participant's death, the Participant's beneficiary under Section 3.16) within twelve months following the Participant's death or Disability (provided that such exercise must occur within the Exercise Period), but not thereafter.

             (ii)  Exercise of ISO Upon Other Termination: To retain ISO treatment, if the employment of the Participant is terminated (which for this purpose means that the Participant is no longer employed by the Company or any Subsidiary) within the Exercise Period for any reason other than for Cause or the Participant's death or Disability, the ISO must be exercised by the Participant within 90 days following the date of such termination (provided that such exercise must occur within the Exercise Period), but not thereafter.

          (f)    Employment Status Upon Sale of Subsidiary: For purposes of this Section, unless the Committee determines otherwise, a Participant who is employed by a Subsidiary which Subsidiary is involved in a Disaffiliation, as defined in Section 4.1, will be treated as if that Participant's employment was terminated on the date of such Disaffiliation.

SECTION 3

OPERATION AND ADMINISTRATION

3.1    Effective Date.    The Plan will be effective as of February 28, 2003; provided, however, that, if shareholder approval of the Plan is required by law, the Plan will not become effective unless approved by the shareholders and to the extent that Options are granted under the Plan prior to its approval by shareholders, the Options will be contingent on approval of the Plan by the shareholders of the Company.

3.2    Term of Plan.    The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Options under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than ten years from the earlier of the date the Plan is adopted by the Company or the date the Plan is approved by shareholders.

3.3    Shares Subject to Plan.    The shares of Stock for which Options may be granted under the Plan will be subject to the following:

          (a)   Subject to the following provisions of this Section 3.3, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan will equal 265,000 shares of Stock.

          (b)   To the extent any shares of Stock covered by an Option are not delivered to a Participant or beneficiary because the Option is forfeited or canceled, or shares of Stock are not delivered because the shares are used to satisfy applicable tax withholding obligations, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (c)   If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (d)   The maximum number of shares of Stock that may be issued under Options intended to be treated as ISOs will equal 265,000 shares of Stock.

          (e)   The maximum number of shares of Stock that may be issued under Options granted under this Plan to any individual may not exceed 265,000 shares.

3.4    General Restrictions.    Delivery of shares of Stock under the Plan will be subject to the following:

          (a)   Notwithstanding any other provision of the Plan, the Company will have no liability to deliver any shares of Stock under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b)   To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

3.5    Tax Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant otherwise is entitled under the Plan.

3.6    Use of Shares.    Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. In addition, Options may be granted as alternatives to or replacement of Options outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Notwithstanding the above, in no event may Options granted and outstanding under this Plan be amended to provide for an Exercise Price lower than the original Exercise Price of such Option (repricing) without the consent of the shareholders of the Company.

3.7    Dividends and Dividend Equivalents.    An Option may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Option (both before and after the Stock subject to the Option is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee will establish, including the reinvestment of such credited amounts in Stock equivalents.

3.8    Transferability.    Except as otherwise provided by the Committee, Options under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution; provided, however, that an ISO may not be transferable except as designated by the Participant by will or by the laws of descent and distribution.

3.9    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, will be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee will require.

3.10    Agreement With Company.    An Option granted under the Plan will be subject to such terms and conditions, not inconsistent with the Plan, as the Committee will, in its sole discretion, prescribe. The terms and conditions of any Option to any Participant will be reflected in an Option Agreement and in this Plan. A copy of such Option Agreement will be provided to the Participant, and the Committee may, but need not require that the Participant will sign a copy of such Option Agreement. The Participant and such Option Agreement will be subject to all of the terms of this Plan regardless of whether any Participant signature is required.

3.11    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any Subsidiary will be evidenced by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such Company or Subsidiary.

3.12    Gender and Number.    Where the context admits, words in any gender will include any other gender, words in the singular will include the plural and the plural will include the singular.

3.13    Limitation of Implied Rights.

          (a)   Neither a Participant nor any other person will, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant will have only a contractual right to the Stock issued under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan will constitute a guarantee that the assets of the Company or any Subsidiary will be sufficient to pay any benefits to any person.

          (b)   The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Option under the Plan will confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

3.14    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on such evidence considers pertinent and reliable, and signed, made or presented by the proper party or parties.

3.15    Leaves of Absence.    Except as otherwise provided in any Option Agreement, a leave of absence approved by the Company (such approval may be conditioned upon, but not limited to, the reason for and duration of the leave) in accordance with the Company policies and procedures, and as required by law, will not be deemed a termination of employment for any purpose under this Plan.

3.16    Beneficiary of Option.    Except as otherwise provided in a written beneficiary designation (in such form approved by the Committee) signed by the Participant and filed with the Committee prior to the death of the Participant, upon the death of a Participant, the beneficiary of any Option granted under this Plan will be the Participant's beneficiary or beneficiaries named under the terms of the basic life insurance program offered by the Company and in effect on the date of the Participant's death, including any and all provisions applicable under such basic life insurance program with respect to the beneficiary of a Participant who does not designate a beneficiary and a named beneficiary who predeceases the Participant. If the Participant is not a participant in any such basic life insurance program on the date of the Participant's death, and there is no written beneficiary designation signed by the Participant in effect, the Participant's beneficiary will be the Participant's estate.

3.17    Binding Effect.    This Plan will be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon the Participant and his or her heirs, beneficiaries, and personal representatives.

3.18    Liability and Indemnification.

          (a)   Neither the Company nor any Parent or Subsidiary will be responsible in any way for any action or omission of the Committee, or any other persons or fiduciaries in the performance of their duties and obligations as set forth in this Plan. Furthermore, neither the Company nor any Parent or Subsidiary will be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Company or the appropriate Parent or Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.

          (b)   Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of, this Plan, the Company, each Parent and Subsidiary and the Committee will be held harmless by the Participant, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Company, any Parent or Subsidiary, the Committee, nor any agents, employees, officers, directors, or shareholders of any of them, nor any other person will have any liability or responsibility with respect to this Plan, except as expressly provided herein.

3.19    Governing Law.    All issues relating to the validity, construction, and administration of this Plan will be governed by the laws of the State of Delaware.

SECTION 4

CORPORATE TRANSACTIONS AND CHANGES IN CONTROL

4.1    Corporate Transactions.    The Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to the following: (a) the aggregate number of shares of Stock available for issuance under Options under Section 3.3; (b) the number of shares of Stock covered by an outstanding Option; (c) the Exercise Price of an outstanding Option; (d) the maximum numbers of shares of Stock for which Options may be granted to any individual under Section 3.3; and (e) such other adjustments to outstanding Options as the Committee may determine to be appropriate and equitable; to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation of a Subsidiary or similar event of or by the Company. Such adjustments may include, without limitation, (i) the cancellation of outstanding Options in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Options, (ii) the substitution of other property (including, without limitation, other securities) for the Stock covered by outstanding Options, and (iii) in connection with any Disaffiliation of a Subsidiary, arranging for the assumption, or replacement with new awards, of Options held by Participants employed by the affected Subsidiary, by the Subsidiary or an entity that controls the Subsidiary following the Disaffiliation. Notwithstanding the foregoing, each such adjustment with respect to an ISO will comply with the rules of Code Section 424(a), and, unless otherwise determined by the Committee, in no event will any adjustment be made which would render any ISO granted hereunder to be other than an incentive stock option under Code Section 422. The "Disaffiliation" of a Subsidiary means the Subsidiary's ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary).

4.2    Vesting Upon Change in Control.    Upon the occurrence of a Change in Control of the Company, all outstanding Options held by Participants who are in the employ of the Company on the date of such Change in Control will become fully vested and exercisable.

4.3    Change in Control.    Except as otherwise defined in any Option Agreement, a "Change in Control" will be deemed to have occurred if any "Person," as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or "group," as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding Excluded Entities, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 50 percent or more of the total voting power of the Company's then outstanding securities entitled to vote in the election of directors, or 50 percent or more of the then-outstanding shares of Stock.

          (a)   For purposes of this Section, "Excluded Entities" means (i) any trustee or fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary; (ii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company; (iii) the Company or any Subsidiary; and (iv) any Participant who, together with all Affiliates of the Participant, is or becomes the direct or indirect Beneficial Owner of the percentage of such securities set forth above.

          (b)   For purposes of this Section, an "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with such Person and "control" means the power to direct the management or policies of any Person, through the power to vote shares or other equity interests, by contract or otherwise.

          (c)   The term "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including (but not limited to) the provisions of such rules that a Person will be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a Beneficial Owner of, or to own beneficially, any securities if such Beneficial Ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act, and (ii) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

SECTION 5

COMMITTEE

5.1    Administration.    The authority to control and manage the operation and administration of the Plan will be vested in a committee (the "Committee") in accordance with this Section 5. The Committee will be selected by the Board and generally will consist of two or more members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that otherwise would be the responsibility of the Committee. The Board may appoint such special committees as the Board determines necessary or desirable in accordance with the following provisions:

          (a)   With respect to the grant of Options to persons who are or may become "covered employees", as such term is defined in Code Section 162(m), the Options will be granted by a Committee consisting only of two or more outside directors. For purposes of this Section 5.1(a), a director will be treated as an "outside director" if the director (i) is not a current employee of the Company or its affiliates; (ii) is not a former employee of the Company or its affiliates who receives compensation for prior services (other than benefits under a tax-qualified retirement plan)

  during the taxable year; (iii) has not been an officer of the Company or its affiliates; and (iv) does not receive remuneration, either directly or indirectly, in any capacity other than as a director. To the extent that Code Section 162(m) or the regulations issued thereunder is amended to provide for Committee requirements different than those described above, this section will be deemed to reflect the requirements of such amended Code Section or regulations.

          (b)   With respect to the grant of Options for which the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3 is desired, the Option will be granted by a Committee consisting of (i) only "non-employee directors" or (ii) the full board of directors. Alternatively, the Option may be granted by a Committee consisting of persons who are not non-employee directors; provided that the Option is approved by the full Board.

5.2    Powers of Committee.    The Committee's administration of the Plan will be subject to the following:

          (a)   Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who will receive Options, to determine the time or times of Option grants, to determine the types of Options, and the number of shares covered by the Options, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Options, to accelerate vesting of Options, and (subject to the restrictions imposed by Section 7) to cancel or suspend the grant of Options.

          (b)   To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Options in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (c)   The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Option Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (d)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan will be final and binding on all persons.

          (e)   In controlling and managing the operation and administration of the Plan, the Committee will take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

5.3    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.4    Information to be Furnished to Committee.    The Company and Subsidiaries will furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries with respect to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6

AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), materially adversely affect the rights of any Participant or beneficiary under any Option granted under the Plan prior to the date such amendment is adopted by the Board. An amendment that increases the number of shares of Stock available under the Plan or which changes the class of Eligible Employees under the Plan will require approval by the Company's stockholders.

SECTION 7

DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions will apply:

          (a)    Board.    The term "Board" will mean the Board of Directors of the Company.

          (b)    Cause.    Unless otherwise defined in the Option Agreement, the term "Cause" will mean:

              (i)  a Participant's willful or gross negligence, in the performance of his or her duties for the Company or any Parent or Subsidiary, after prior written notice of such negligence and the continuance thereof for a period of 10 days after receipt by such Participant of such notice;

             (ii)  a Participant's willful or gross misconduct in the performance of his or her duties for the Company or any Parent or Subsidiary;

            (iii)  a Participant's intentional or habitual neglect of his or her duties for the Company or any Parent or Subsidiary after prior written notice of such neglect; or

            (iv)  a Participant's theft or misappropriation of funds or property of the Company or any Parent or Subsidiary, or the commission of a felony.

          (c)    Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code will include reference to any successor provision of the Code.

          (d)    Company.    The term "Company" means ICG Communications, Inc., and any successor thereto.

          (e)    Disabled or Disability.    Unless otherwise provided by the Committee, a Participant will be considered to be "Disabled" or to have a "Disability" during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than twelve months, as determined under Code Section 22(e)(3).

          (f)    Effective Date.    The term "Effective Date" means February 28, 2003.

          (g)    Eligible Person.    The term "Eligible Person" means any employee of the Company or any Parent or Subsidiary.

          (h)    Exercise Period.    The term "Exercise Period" means that period, as established by the Committee, during which an Option may be exercised, to the extent vested.

          (i)    Exercise Price.    The term "Exercise Price" means that price at which an Option may be exercised.

          (j)    Fair Market Value.    The term "Fair Market Value" will mean the last reported sale price for the Stock on a Trading Day (during normal business hours) or, in the event no such reported sale occurs on such Trading Day, the average of the closing bid and asked prices for the Stock on such Trading Date (during normal business hours), in either case on the principal securities exchange on which the Stock is listed or admitted to trading. If the Stock is not listed or admitted to trading on any securities exchange, but is traded in the over-the-counter market, Fair Market Value will mean the closing sale price of the Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Stock as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system (during normal business hours). If the Stock is not listed on NASDAQ or a comparable system, Fair Market Value will mean the closing sale price of the Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Stock, as selected from time to time by the Company for that purpose. A Trading Day will mean, if the Stock is listed on any securities exchange, a business day on which such exchange was open for trading and at least one trade of Stock was effected on such exchange on such business day, or, if the Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day on which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Stock. In the event the Stock is not publicly traded, the Fair Market Value of the Stock will be determined in good faith by the Committee.

          (k)    Grant Date.    The term "Grant Date" means the date, as determined by the Committee, as of which an Option is granted to an Eligible Person.

          (l)    ISO.    The term "ISO" means an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Code Section 422(b).

          (m)    NSO.    The term "NSO" means an Option that is not intended to be an "incentive stock option" as that term is described in Code Section 422(b).

          (n)    Option.    The term "Option" means a right to purchase shares of Stock at an Exercise Price established by the Committee.

          (o)    Option Agreement.    The term "Option Agreement" means the written document, in such form as is determined by the Committee, which reflects the terms and conditions of an Option granted to a Participant.

          (p)    Parent.    The term "Parent" means any company during any period in which it is a "parent corporation" (as that term is defined in Code Section 424(e)) with respect to the Company.

          (q)    Participant.    The term "Participant" means any Eligible Person who is selected by the Committed to be granted an Option.

          (r)    Plan.    The term "Plan" means this Year 2003 Stock Option Plan, as it may be amended.

          (s)    Stock.    The term "Stock" means shares of common stock of the Company.

          (t)    Subsidiary.    The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company.

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  ICG COMMUNICATIONS, INC. YEAR 2003 STOCK OPTION PLAN